Exhibit 10.1

Nationwide Health Properties, Inc.

610 Newport Center Drive, Suite 1150

Newport Beach, California 92660

May 2, 2005

Via Internet Mail and Federal Express

JER Senior Housing, LLC

c/o JER Partners

1650 Tysons Boulevard, Suite 1600

McLean, Virginia 22102

Attn: Gerald R. Best

RE:	Notice of Exercise of Option to Purchase Membership Rights

Ladies and Gentlemen:

Reference is made to that certain Limited Liability Company Agreement of JER/NHP Senior Housing, LLC (the “Company”), dated as of August 28, 2001, entered into between Nationwide Health Properties, Inc. (“NHP”), and JER Senior Housing, LLC (“JER”), as amended by (i) that certain First Amendment to Limited Liability Company Agreement of the Company dated as of February 7, 2002, (ii) that certain Second Amendment to Limited Liability Company Agreement of the Company dated as of October 28, 2002, and (iii) that certain letter agreement (the “Letter Agreement”) dated as of April 22, 2005 (as amended, the “LLC Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the LLC Agreement.

In accordance with the terms of the Letter Agreement, this letter shall constitute written notice of NHP’s election to exercise its option to purchase all of JER’s Membership Rights in the Company, with the closing to occur on May 3, 2005 (the “Closing”).

NHP shall pay to JER a purchase price of One Hundred Twenty Million Seven Hundred Eighty-One Thousand Nineteen Dollars ($120,781,019), less the portion of the outstanding debt of the Company allocable to JER’s Membership Rights and as adjusted for applicable prorations under the terms of the LLC Agreement, all as reflected on the Closing Statement to be executed by NHP and JER. The net purchase price of $75,038,628.07 plus a distribution of income in the amount of $567,216.75 shall be paid to JER in immediately available funds at Closing in accordance with the following wire transfer instructions:

Bank Name:	Wachovia Bank, N.A.
205 Church Street, New Haven CT
ABA Number:	0211-0110-8
Account Name:	JER Real Estate Partners II, L.P.
Account Number:	2000001593873
Reference:	JER/NHP

Page 2 - JER Senior Housing, LLC – May 2, 2005

In consideration for NHP’s agreement to complete the Closing on May 3, 2005, JER has agreed to waive the $5,000,000 non-refundable deposit which, pursuant to the Letter Agreement, would otherwise be due to JER contemporaneously with the delivery of this option exercise notice.

On or before the date of Closing, NHP shall execute and deliver to Sherry Meyerhoff Hanson & Crance LLP, as escrow holder, (i) two (2) original counterparts of the Assignment of Limited Liability Company Interest dated as of May 3, 2005 and in the form attached hereto as Exhibit A, and (ii) a notice letter from the Company to Red Capital providing Red Capital notice of the assignment of the Membership Rights as required by the Red Capital loan documents.

Please evidence your receipt of this option exercise notice and agreement to waive the $5,000,000 non-refundable deposit by signing a copy of this letter in the space indicated below and returning the same directly to my attention.

This letter may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same document. This letter and all notices, instructions, requests and other correspondence contemplated hereby may be delivered by facsimile.

Sincerely,

NATIONWIDE HEALTH PROPERTIES, INC.

By:	/s/ Donald D. Bradley
Donald D. Bradley
Senior Vice President and
Chief Investment Officer

cc:	Douglas M. Pasquale

AGREED AND ACCEPTED:

JER SENIOR HOUSING, LLC,
a Delaware limited liability company

By:	/s/ Gerald R. Best
Name:	Gerald R. Best
Title:	Vice President

EXHIBIT A

FORM OF ASSIGNMENT OF LIMITED LIABILITY COMPANY INTEREST

ASSIGNMENT OF LIMITED LIABILITY COMPANY INTEREST

(JER/NHP Senior Housing, LLC)

For good and valuable consideration, receipt of which is hereby acknowledged, JER SENIOR HOUSING, LLC, a Delaware limited liability company (“Assignor”), and NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation (“Assignee”), and intending to be legally bound:

Assignor, as the owner of 75% of the Member Percentage in the Membership Rights (the “Assignor Membership Interest”) in JER/NHP Senior Housing, LLC, a Delaware limited liability company (the “Company”), created pursuant to that certain Limited Liability Company Agreement of JER/NHP Senior Housing, LLC dated as of August 28, 2001 between Assignor and Assignee, as amended by (i) that certain First Amendment to Limited Liability Company Agreement of JER/NHP Senior Housing, LLC dated as of February 7, 2002, (ii) that certain Second Amendment to Limited Liability Company Agreement of JER/NHP Senior Housing, LLC dated as of October 28, 2002, and (iii) that certain letter agreement (the “Letter Agreement”) dated as of April 22, 2005 (collectively, the “LLC Agreement”), does hereby unconditionally and irrevocably sell, convey, grant, assign and transfer to Assignee all of Assignor’s legal, beneficial and other right, title and interest in and to the entirety of the Assignor Membership Interest in the Company, which includes, without limitation, all rights, interests and benefits of the holder of the Assignor Membership Interest pursuant to applicable law and under the LLC Agreement of the Company and the Articles of Organization of the Company, the right to vote on or participate in the management of the Company, and the right to distributions and allocations of profits, losses, gains, deductions and credits of the Company (the “Assigned Property”), to have and to hold the Assigned Property unto the Assignee, its successors and assigns, forever. Assignee hereby assumes and accepts from Assignor, all of Assignor’s rights, interests and benefits in and to the Assignor Membership Interest in the Company, and agrees to perform and be responsible for all of Assignor’s duties, liabilities, indemnities and obligations accruing on or after the date hereof, as member of the Company and the holder of the Assignor Membership Interest under the LLC Agreement.

Assignor hereby represents and warrants to Assignee that Assignor is the sole legal and beneficial owner of the Assigned Property with the full right and authority to transfer the Assigned Property to Assignee without any material encumbrance and, except for assignments which have been released, the Assigned Property has not been previously sold, assigned, transferred, encumbered or made subject to any lien.

Assignee hereby agrees to indemnify, defend and hold harmless Assignor (and its direct and indirect agents, employees, representatives, officers, directors, shareholders, members and partners) from and against all claims, losses, damages, cost, expense, demands, liabilities, obligations, liens, encumbrances, rights of action or attorneys’ fees that may arise on and after the date hereof with respect to the Company, the Assigned Property and any of the Projects (as defined in the LLC Agreement).

Assignor, for itself and its respective successors and assigns, hereby covenants and agrees that, without further consideration, at any time and from time to time after the date hereof, that it will execute and deliver to Assignee such further instruments of sale, conveyance, grant, assignment and transfer, and take such other action, all upon the reasonable request of Assignee, in order more effectively to sell, convey, grant, assign, transfer and deliver all or any portion of Assigned Property to Assignee, to assure and confirm to any other person the ownership of the Assigned Property by Assignee, and to permit Assignee to exercise any of the rights, licenses or privileges intended to be sold, conveyed, granted, assigned, transferred and delivered by Assignor to Assignee pursuant to this Assignment of Limited Liability Company Interest.

Assignee, for itself and its respective successors and assigns, hereby covenants and agrees that, without further consideration, at any time and from time to time after the date hereof, that it will execute and deliver to Assignor such further instruments and take such other action, all upon the reasonable request of Assignor, in order more effectively to carry out the provisions of this Assignment and the Letter Agreement.

This Assignment may be executed in any number of counterparts, each of which shall be considered an original but all of which, when taken together, shall constitute one and the same instrument. Facsimile signatures on this Assignment shall be considered the same as original signatures thereon.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment of Limited Liability Company Interest as of this 3RD day of May, 2005.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

SIGNATURE PAGE

ASSIGNMENT OF LIMITED LIABILITY COMPANY INTEREST

(JER/NHP Senior Housing, LLC)

“ASSIGNOR”

JER SENIOR HOUSING, LLC,
a Delaware limited liability company

By:
Name:
Title:

SIGNATURE PAGE

ASSIGNMENT OF LIMITED LIABILITY COMPANY INTEREST

(JER/NHP Senior Housing, LLC)

“ASSIGNEE”

NATIONWIDE HEALTH PROPERTIES, INC.,
a Maryland corporation

By:
Name:
Title: